SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
(   )    Preliminary Information Statement
(   )    Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14c-5(d)2))
( X )    Definitive Information Statement

                                TM Century, Inc.
                (Name of Registrant as Specified In Its Charter)

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         Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.

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

                                TM CENTURY, INC.

                                  2002 ACADEMY

                                DALLAS, TX 75234


                           2001 INFORMATION STATEMENT




TO OUR STOCKHOLDERS:

The accompanying information is being provided by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of five directors to serve one-year terms and until their successors are elected and qualified.

It is anticipated that the holders of 69.5% of the outstanding Common Stock of the Company will execute a written consent (i) approving the election as directors of the five nominees of the Board of Directors, (ii) ratifying the Board's anticipated appointment of King Griffin & Adamson P.C. as independent public accountants of the Company for the fiscal year ending September 30, 2001 and (iii) ratifying the TM Century, Inc. 2000 Stock Option Plan (the "Plan"). Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 2001. Because the election of the five nominees and ratification of the Plan is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

It is anticipated that the written consent of stockholders referred to above will be executed on or around April 30, 2001. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.

This information statement is expected to be mailed to shareholders on or about February 10, 2001.



                                  /s/  R David Graupner
Dallas, Texas                    -----------------------------------------------
January 29, 2001                 R David Graupner
                                 President, Chief Executive Officer and Director



WE ARE NOT ASKING YOU FOR A  PROXY OR WRITTEN CONSENT, AND YOU ARE REQUESTED NOT
                         TO SEND US A PROXY OR CONSENT.

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

General
-------

Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of five directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

                                                                Officer/Director
Name                     Age   Position                              Since
--------------------------------------------------------------------------------
Marjorie L. McIntyre     75    Chairman of the Board of           August 1990
                               Directors /Consultant

A. Ann Armstrong         67    Director                           August 1990

Carol M. Long            51    Director                           March 1999

Michael E. Cope          53    Director                           August 1999

Robert D. Graupner       43    President & CEO and Director       May 1996

Marcus D. Hill           38    Vice President of Operations       April 1999

Teri R.S. James          45    Vice President of Finance & CFO    September 1999

John E. Kuykendoll       54    Vice President of Facilities       August 2000


Election of Directors
---------------------

Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Each of the five current directors of the Company, Marjorie L. McIntyre, A. Ann Armstrong, Carol M. Long, Michael E Cope and R. David Graupner, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company. It is anticipated that Carol M. Long and A. Ann Armstrong, who collectively hold 69.5% of the outstanding Common Stock of the Company in their capacities as co-trustees of the Marjorie McIntyre Trust, will execute such written consent on or about April 30, 2001. See "Voting Securities and Principal Stockholders". Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected.

No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

Board of Directors and Committees
---------------------------------

The Board of Directors held 11 meetings during fiscal 2000. Each director attended at least 75% of the total number of meetings held (during his or her term as a director) by the Board and each committee on which such director served.

The Company presently has a standing Audit Committee, of which Ms. Armstrong and Mr. Cope are members. The Audit Committee is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services and review of financial information and audit procedures.

The Compensation Committee, consisting of Ms. Long and Mr. Cope, met on October 30, 2000 to consider and approve changes to the compensation package for David Graupner for fiscal 2001.

Business Experience of Directors and Executive Officers
-------------------------------------------------------

Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. ("Century 21"), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director of that firm from 1958 to 1973.

A. Ann Armstrong is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and from 1981 through 1983 with Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1983 through 1989. Ms. Armstrong is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, and served as a director of that firm from 1958 through 1963. Ms. Armstrong holds a Bachelors of Science in Accounting from New York University magna cum laude, 1976, a Masters in Business Administration in Finance from New York University with distinction, 1977, and a Juris Doctorate from Yale Law School, 1979.

Carol M. Long is the owner of Lightcatcher Productions, a film and video production company which has operated in Dallas, Texas since 1996. She also serves as Director and Secretary for Vendyl Jones Research Institute, a non profit organization based in Arlington, Texas which is dedicated to Biblical Archaeology in the Middle East. Ms. Long was a director of TM Century, Inc. from 1990 to 1995 and served as a consultant to the Company from 1995 to 1998. Ms. Long is the daughter of Marjorie McIntyre.

Michael Cope was President, CEO and Chairman of Interphase Corporation, a Dallas based publicly owned computer technology manufacturer, from 1974 through 1994. Following his retirement from Interphase Corporation he served on the board of directors for that company until 1996. Mr. Cope was a member of the board of directors for XLNT, Inc., a San Diego based Networking technology supplier from 1996 until the company was bought by Intel in 1999. He currently serves as CEO and member of the board of directors of Phoenix Ventures, LTD, a Turks and Caicos based off-shore corporation involved in establishing a government sponsored and licensed lottery in the Caribbean and Latin America. He is also a member of the board of directors for Liaison, Inc., a Dallas based health care management company, and Hi-Line Electric, Inc., a Dallas based distributor of electronic goods. Mr. Cope also sits on the advisory boards of several Dallas based private companies and has recently agreed to join the board of directors for NexTrend, Inc., a Dallas based private on-line trading company.

R. David Graupner was elected to the board of directors in March, 1999 and named President and CEO effective May 1, 1999. Mr. Graupner joined the Company as Executive Vice President in May 1996. From 1990 to 1996 he was employed as Vice President and General Manager of Midcontinent Media in Madison, Wisconsin where he was responsible for the day-to-day operations of several radio stations. Mr. Graupner has over 25 years experience in network radio and program syndication, radio programming and managing radio stations.

Marcus Hill joined the Company as Operations Manager in August, 1998 and was named Vice President of Operations in July 1999. Before joining the Company he spent ten years running studio operations for a Dallas based corporation specializing in musical advertising campaigns as well as other broadcast services. Mr. Hill began his career as a recording engineer with Omega Audio and brings many years experience as producer, engineer and musician to his position, which encompasses all aspects of the acquisition, production, and distribution of TM Century products. He has a Bachelor of Fine Arts Degree in cinematography from Stephen F. Austin State University.

Teri James joined TM Century in April 1997 as Accounting Manager until September 1999 when she was named Vice President of Finance. The Board of Directors named Ms. James to the position of Chief Financial Officer effective October 1, 2000. From 1995 until 1997 she served as Controller for Digital Data Systems, Inc., an Irving, Texas based company which produced Homescope, multiple listing service on cd-rom. Prior to 1995 she acted as Controller for Hawaii Properties, Inc., a Dallas based real estate management company. Ms. James has a Bachelor of Science degree in Accounting from Southwest Missouri State University and has been a C.P.A. since 1981.

John Kuykendoll joined TM Century, then known as TM Communications, in October 1989 as Shipping Manager as a result of the acquisition of Media General Broadcast Services. Mr. Kuykendoll has devoted his career to providing timely and cost effective shipping methods, inventory management, and facilities management. In August, 2000 the Board of Directors named Mr. Kuykendoll to the position of Vice President of Facilities.

Compliance with Section 16(a) of the Securities Exchange Act
------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officers (no other executive officers met the minimum compensation threshold of $100,000 for inclusion in the tables) (the "Named Executive Officers") for the last three years, (2) certain information regarding option values. No options were granted under the Company's long term performance incentive plan to the Named Executive Officers in the year ended September 30, 2000.

                           Summary Compensation Table

                                                        Long Term
                                                      Compensation
                           Annual Compensation           Awards
                           -------------------         Securities
Name and Principal                                     Underlying     All Other
Position              Year     Salary ($)   Bonus ($)  Options (#)  Compensation
------------------    ----   -----------    --------   ----------   ------------
Neil W. Sargent       1999   (1)  91,000        -          0               -
President & CEO       1998       178,882        -       15,000             -

Robert D. Graupner    2000       150,000     20,000        0         (3) 1,275
President & CEO       1999   (2) 132,500        -          0               -
Executive Vice
President             1998       108,333        -          0               -


(1)      Salary through retirement on June 30, 1999.
(2)      Executive Vice President through 4/99, President and CEO 5/99-9/00
(3)      Company matching of 401(k) contributions.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values
--------------------------------------------------------------------------------
                                                 Number of           Value of
                                                Securities         Unexercised
                                                Underlying        In-the-Money
                                                Unexercised          Options
                        Shares       Value   Options at FY-End    at FY-End (1)
                     Acquired on   Realized  -----------------  ----------------
Name                 Exercise (#)    ($)     (#) Exercisable/   ($) Exercisable/
                                               Unexercisable      Unexercisable
--------------------------------------------------------------------------------
Neil W. Sargent          -              -      107,500/7,500      $6,225/$6,225

Robert D. Graupner       -              -       20,000/5,000            -

(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the option. The option to purchase 15,000 shares issued to Mr. Sargent in August 1998 was the only "in the money" option at the end of fiscal year 2000. The exercise price of such option is $.355 per share and 7,500 shares may be exercised as of September 30, 2000. The fair market value of the Company's Common Stock was $.83 per share on September 30, 2000. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock option and award plan. No compensation expense is recorded during fiscal 2000 since the exercise price of each option granted was greater than or equal to the market price of the Company's stock on the date of grant.

Compensation of Directors and Employment Contracts
--------------------------------------------------

In July 1999, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $60,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement.

Ms. Armstrong and Ms. Long, as nonemployee directors, receive monthly fees of $1,500 and $2,000, respectively, for their attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 2000, Ms. Armstrong and Ms. Long received total fees of $18,000 and $24,000 respectively.

For a period of five years beginning in December 1991, a Nonqualified Stock Option covering 2,500 shares of Common Stock was granted each December at an exercise price of $1.20 per share (the fair market value of the Common Stock on December 3, 1991) under the Company's 1991 Long Term Performance Incentive Plan to each director who at the time of grant was a member of the Compensation Committee and who was not an employee or consultant of the Company. Ms. Armstrong received such options each year commencing 1991 through 1995. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Directors who are not members of the Compensation Committee are eligible to be granted Incentive Stock Options or Nonqualified Stock Options under the Plan at the discretion of the Committee.

Mr. Cope, the third nonemployee director, receives no cash compensation but was granted an Incentive Stock Option under the Plan covering 100,000 shares of Common Stock upon his election as a director in August 1999.

The Company entered into a three year employment contract with Neil Sargent to serve as President and CEO in April, 1995. That agreement was amended on August 10, 1998, retroactive to April 1998, to provide for employment of Mr. Sargent through April 16, 2000, however, Mr. Sargent resigned as President and CEO to allow the appointment of Mr. Graupner to that position effective May 1999. Effective June 30, 1999 Mr. Sargent resigned his employment with the Company and entered into a five year consulting agreement which provides for the payments of $21,600 annually and retention of the options for 100,000 shares of common stock granted by the Board of Directors on March 13, 1995 and the options for 15,000 shares granted by the Board of Directors on November 4, 1998 for the term of the agreement.

Effective May 1999, the Company entered into a thirty-eight month employment contract with R. David Graupner, the President and CEO of the Company which provides for a base annual salary of $150,000 and eligibility to participate in the Company's Bonus Plan. At the end of each fiscal year and at such other times as the Board of Directors or the Compensation Committee of the Board of Directors will review the Employee's salary and other compensation and determine whether any salary increase or increase in other compensation is appropriate.

INDEPENDENT PUBLIC ACCOUNTANTS

It is anticipated that King Griffin & Adamson P.C. will be appointed by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending September 30, 2001. It is anticipated that such appointment will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

AUDIT COMMITTEE REPORT

The Audit Committee met with members of the Company's management and independent auditors, King Griffin & Adamson P.C. on December 18, 2000 to review and discuss the audit performed for the year ended September 30, 2000 and the financial statements as of September 30, 2000 and 1999 and for each of the fiscal periods ended September 30, 2000 and 1999.

Subsequently, the Audit Committee met exclusively with King Griffin & Adamson to discuss matters required to be discussed by SAS 61. Written disclosures and the letter from King Griffin & Adamson required by the Independent Standards Board Standard No. 1 were provided to the Audit Committee.

Based on the review and discussions by the Audit Committee and the independent auditors the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000 for filing with the Commission.

Audit Committee Members:
A. Ann Armstrong
Michael Cope

TM CENTURY, INC. 2000 STOCK OPTION PLAN

On March 20, 2000 the Board of Directors approved the 2000 Stock Option Plan (the "Plan") which provides for grants of Incentive Stock Options to selected employees and for grants of Nonqualified Stock Options to any persons who, in the opinion of the Board of Directors, perform significant services on behalf of the Company. The maximum number of shares which may be issued under the Plan is 350,000 shares. No shares have been granted under this Plan as of September 30, 2000.

It is anticipated that the Plan will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, the Named Executive Officers, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 2000 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of December 31, 2000 there were 2,483,193 shares of Common Stock outstanding.

   Name and Address                        Number of Beneficially     Percent
                                           Owned Shares               of Class
   ---------------------------------------------------------------------------
   Marjorie L. McIntyre                    1,755,000 (1)(2)             70.7
   2002 Academy
   Dallas, TX  75234

   Carol M. Long                           1,725,750  (1)(2)            69.5
   2002 Academy
   Dallas, TX  75234

   A. Ann Armstrong                        1,738,250  (1)(2)(3)         69.6
   21500 Armstrong Road
   Grass Valley, CA  95949

   Neil W. Sargent                           148,250  (4)                5.7
   9531 E. Chuckwagon Lane
   Scottsdale, AZ  85262

   Michael E. Cope                            30,000  (5)                1.2
   3550 Carmel Court
   Southlake, TX  76092

   Robert D. Graupner                         20,000  (6)                0.8
   2002 Academy
   Dallas, TX  75234

   Marcus Hill                                 3,000  (7)                0.1
   2002 Academy
   Dallas, TX  75234

   Teri James                                  3,500  (8)                0.1
   2002 Academy
   Dallas, TX  75234

   John Kuykendoll                             3,025  (9)                0.1
   2002 Academy
   Dallas, TX  75234

   A group, composed of Mrs. McIntyre      1,755,000  (1)(2)(10)        70.7
   (individually), and Ms. Long and
   Ms. Armstrong, as Co-Trustees of the
   Marjorie McIntyre Trust (the "Trust")
   created by instrument dated November
   18, 1984 by Marjorie L. McIntyre, as
   Settlor

   All officers and directors as           1,827,025  (11)              71.5
   a group (8 persons)

(1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Ms. Long and Ms. Long's children are co-income beneficiaries; Ms. Long's descendants are remainder beneficiaries; and Ms. Long and Ms. Armstrong are co-Trustees. Ms. Long and Ms. Armstrong must act unanimously to vote or dispose of shares held by the Trust. Disclosures in this Information Statement regarding the Trust and its holdings are based on information provided to the Company by the trustees.

(2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Ms. Armstrong and the Trust, respectively; Ms. Long disclaims beneficial ownership of the shares held by Mrs. McIntyre, Ms. Armstrong, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Ms. Armstrong disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively.

(3) Includes 12,500 shares that Ms. Armstrong has the right to acquire pursuant to presently exercisable nonqualified stock options.

(4) Includes107,500 shares that Mr. Sargent has the right to acquire pursuant to presently exercisable incentive stock options.

(5) Includes 30,000 shares that Mr. Cope has the right to acquire pursuant to presently exercisable incentive stock options.

(6) Includes 20,000 shares that Mr. Graupner has the right to acquire pursuant to presently exercisable incentive stock options.

(7) Includes 3,000 shares that Mr. Hill has the right to acquire pursuant to presently exercisable incentive stock options.

(8) Includes 3,500 shares that Ms. James has the right to acquire pursuant to presently exercisable incentive stock options.

(9) Includes 2,000 shares that Mr. Kuykendoll has the right to acquire pursuant to presently exercisable incentive stock options.

(10) Ms. Long and Ms. Armstrong, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

(11) Includes 29,300 shares and 42,500 shares that the officers and directors, respectively, have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options.

Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.



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

A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains financial statements as of September 30, 2000 and 1999 and for each of the fiscal periods ended September 30, 2000 and 1999.

A copy of the Company's 2000 Annual Report on Form 10-KSB is available to each stockholder without charge by writing to Shareholder Relations, TM Century, Inc., 2002 Academy, Dallas, TX 75234.

                                           By Order of the Board of Directors,

                                             /s/  R. David Graupner
                                           -------------------------------------
                                                  R. David Graupner
                                           President and Chief Executive Officer



Dallas, Texas
February 10, 2001



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